Exhibit 3.127

Utah Department of Commerce

Division of Corporations & Commercial Code

160 East 300 South, 2nd Floor, S.M. Box 146705

Salt Lake City, UT 84114-6705

Phone: (801) 530-4849

Toll Free: (877) 526-3994 Utah Residents

Fax: (801) 530-6438

Web Site: http://www.commerce.utah.gov

Registration Number:	1238227-0142	January 19, 2016
Business Name:	DISCOVERY HOUSE UTAH, INC.
Registered Date:	MARCH 24, 1995

CERTIFIED COPY OF

ARTICLES OF INCORPORATION

AND AMENDMENT

THE UTAH DIVISION OF CORPORATIONS AND COMMERCIAL CODE (“DIVISION”) HEREBY CERTIFIES THAT THE ATTACHED IS TRUE, CORRECT, AND COMPLETE COPY OF THE ARTICLES OF INCORPORATION AND AMENDMENT OF

DISCOVERY HOUSE UTAH, INC.

AS APPEARS OF RECORD IN THE OFFICE OF THE DIVISION.

/s/ Kathy Berg Kathy Berg Director Division of Corporations and Commercial Code

Dept. of Professional Licensing	Real Estate	Public Utilities	Securities	Consumer Protection
(801) 530-6628	(801) 530-6747	(801) 530-6651	(801) 530-6600	(801) 530-6601

ARTICLES OF INCORPORATION OF DISCOVERY HOUSE UTAH, INC	#175437

The undersigned natural person, being over the age of eighteen (18) years, acting as incorporator of a corporation under the Utah Revised Business Corporation Act, as codified at § 16-10a-101, et seq. (the “Act”), adopts the following articles of incorporation for such corporation.

ARTICLE I

The name of the corporation is “Discovery House Utah, Inc.” (the “Corporation”).

ARTICLE II

The period of its duration is perpetual

ARTICLE III

The purposes for which the Corporation is organized are to operate a methadone treatment program and to engage in any and all lawful acts that, presently or in the future, may legally be performed by a corporation organized under the laws of the State of Utah.

ARTICLE IV

The Corporation shall have authority to issue one class of shares to be designated “Common Shares.” The Common Shares have unlimited voting rights. The total number of shares the Corporation is authorized to issue shall be 600 Common Shares with a par value of $0 per share.

Pursuant to the authority granted to the board of directors by subsection 1002(1)(e) of the Act, the board of directors is expressly authorized to amend these articles of incorporation and to impact the capitalization of the Corporation, subject to certain limitations and procedures of, and as permitted by, § 602 of the Act or any successor statute.

ARTICLE V

The street address of the Corporation’s registered office is 50 West Broadway, Salt Lake City, Utah 84101. The initial registered agent (or the Corporation is CT Corporation System and the address of that registered agent is 50 West Broadway, Salt Lake City, Utah 84101. The signature of the registered agent is set forth on the signature page of these articles of incorporation.

ARTICLE VI

The incorporator of the Corporation and his address is as follows: David Piccoli, II, 1319 Cranston Street, Cranston, Rhode Island 02920.

ARTICLE VII

The Corporation shall, to the fullest extent permitted by the Act, as the same may be amended and supplemented, indemnify all directors, officers, employees and agents of the Corporation whom it shall have the power to indemnify thereunder from and against any and all of the expenses, liabilities, or other matters referred to therein or covered thereby. The Corporation shall have the right to advance expenses to its directors, officers, employees and agents to the full extent permitted by the Act, as the same may be amended or supplemented. Such right to indemnification or advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation, and shall inure to the benefit of the heirs, executives and administrators of such persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any by-law, agreement, vote of shareholders or of disinterested directors or otherwise.

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ARTICLE VIII

Except as required by the Act, directors of this Corporation shall not be personally liable for monetary damages for any action taken or any failure to take any action, as a director. Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision in these articles of incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring or any cause of action, suit or claim that, but for this Article VIII would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

IN WITNESS WHEREOF, the above-named incorporator has executed these articles of incorporation this 23rd day of March 1995.

/s/ David Piccoli, II
David Piccoli, II
Incorporator

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The undersigned hereby accepts and acknowledges appointment as the initial registered agent of the Discovery House Utah, Inc. and confirms that the agent meets the requirements of § 501 of the Act.

/s/ Marcia J. Sunahara
Marcia J. Sunahara, Asst. Vice President of CT Corporation System

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1238227-0142

CERTIFICATE

To the Secretary of State of the State of Utah:

Pursuant to the provisions of Section 16-10a-1007 of the Utah Revised Business Corporation Act (the “Act”), Discovery House Utah, Inc. (the “Corporation”), organized and existing under and by virtue of the provisions of the Act and all amendments thereto, does hereby submit for filing the attached Amended and Restated Articles of Incorporation of the Corporation (the “Amended and Restated Articles of Incorporation”).

1. The name of the Corporation is Discovery House Utah, Inc.

2. The Articles of Incorporation, originally filed on March 24, 1995, are being amended and restated as reflected in the Amended and Restated Articles of Incorporation which are attached hereto.

3. The Amended and Restated Articles of Incorporation were duly authorized and adopted by the Board of Directors and Shareholder of the Corporation by unanimous written consent on November 2, 2015.

IN WITNESS WHEREOF, the undersigned has caused the execution and delivery of these Articles as of the 2nd day of November, 2015.

DISCOVERY HOUSE UTAH, INC.
By:	/s/ Christopher L. Howard
Christopher L. Howard Vice President and Secretary

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF DISCOVERY HOUSE UTAH, INC.	1238227-0142

Article I

The name of the Corporation is Discovery House Utah, Inc. (the “Corporation”).

Article II

The purpose of the Corporation is to own and operate a healthcare related facility and any other lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act (the “Act”).

Article III

The total number of shares of stock that the Corporation shall have authority to issue is one hundred (100) shares of Common Stock, $0.001 par value per share.

Article IV

The address of the registered agent and designated office of this Corporation is 1108 East South Union Avenue, Midvale, UT 84047. The name of the registered agent at the above registered office is CT Corporation System.

Article V

The principal address of the Corporation is 6100 Tower Circle, Suite 1000, Franklin, TN 37067.

Article VI

The name(s) and address(es) of the individuals who are to serve as the directors(s) are:

Director	Joey A. Jacobs	6100 Tower Circle, Suite 1000 Franklin, TN 37067
Director	Christopher L. Howard	6100 Tower Circle, Suite 1000 Franklin, TN 37067

Article VII

To the fullest extent permitted by the Act as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director. If the Act is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be further eliminated or limited to the fullest extent permitted by the Act as so amended. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring or any action or proceeding accruing or arising of that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

Article VIII

The Corporation shall indemnify to the fullest extent permitted by applicable law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding. Neither any amendment nor repeal of this Article VIII nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in res VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

[Signature Page Follows.]

IN WITNESS WHEREOF, these Amended and Restated Articles of Incorporation have been executed on this 2nd day of November, 2015.

/s/ Christopher L. Howard
Christopher L. Howard
Vice President and Secretary

[Signature page to Discovery House Utah, Inc. Amended

and Restated Articles of Incorporation]